UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Stanley Black & Decker, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO THE PROXY STATEMENT OF STANLEY BLACK & DECKER, INC.

FILED MARCH 9, 2022 FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 22, 2022

The following information relates to the proxy statement (the “Proxy Statement”) of Stanley Black & Decker, Inc. (the “Company”), filed March 9, 2022, and furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2022 Annual Meeting of Shareholders and any adjournment or postponement thereof (the “Annual Meeting”), to be held on April 22, 2022, at 9:30 a.m. EDT.

Explanatory Note

This supplement to the Proxy Statement (this “Supplement”) supplements certain information provided under Proposal Item 4 of the Proxy Statement (Approval of 2022 Omnibus Award Plan) for the Company’s proposal to approve the 2022 Omnibus Award Plan (the “2022 Plan”). Specifically, this Supplement is being filed to provide updated information relating to (i) the number of shares of common stock available for issuance under the 2018 Omnibus Award Plan (the “2018 Plan”) as of March 30, 2022, and (ii) the number of equity-based awards outstanding under our existing equity compensation plans as of March 30, 2022. If the 2022 Plan is approved by shareholders at the Annual Meeting, it will become effective as of the date of the Annual Meeting (the “Effective Date”).

Supplement

Under the heading “Summary of Historical Grant Practices” under Proposal Item 4 of the Proxy Statement, we provided the following information as of January 1, 2022:

“As of January 1, 2022:

•	There were 163,328,776 shares issued and outstanding.

•	There was a total of 5,573,672 stock options outstanding, with a weighted average exercise price of $151.46 and a weighted average remaining term of 7.04 years.

•	There was a total of 978,351 RSUs outstanding, and 899,536 PSUs outstanding (assuming maximum level of performance payout).

•

There was a total of 5,260,005 shares available for future awards under the 2018 Plan. As described more fully below, and in the 2022 Plan in Appendix B, upon approval of the 2022 Plan the shares then-available for future awards under the 2018 Plan will be cancelled and no longer available for future grants.”

In order to give additional context to the share request under Proposal Item 4, we are providing the following information as of March 30, 2022:

As of March 30, 2022:

There were 150,914,075 shares issued and outstanding.

There was a total of 5,337,784 stock options outstanding, with a weighted average exercise price of $151.12 and a weighted average remaining term of 6.74 years.

There was a total of 1,039,618 time-based restricted stock units outstanding, and 732,062 performance-based stock units outstanding (assuming maximum level of performance payout, 96,910 of which have been earned as of March 30, 2022 and 635,152 of which have not been earned as of March 30, 2022).

There was a total of 4,623,564 shares available for future awards under the 2018 Plan.

The 2018 Plan is the Company’s only active equity compensation plan. The Company has not, and will not, grant any further awards under the 2018 Plan between March 30, 2022 and the Effective Date, unless the 2022 Plan is not approved by shareholders at the Annual Meeting, in which case the 2018 Plan will continue in effect. If the 2022 Plan is approved at the Annual Meeting, the 4,623,564 shares remaining available for future awards under the 2018 Plan as of March 30, 2022 will be cancelled and no longer available for future grants.

Except as expressly supplemented by the information contained in this Supplement, this Supplement does not modify, amend or supplement any matter presented for consideration in the Proxy Statement.

Our Board continues to recommend that you vote “FOR” approval of the 2022 Omnibus Award Plan.

Proxy Voting

This Supplement has been made available electronically, together with the Proxy Statement and our 2021 Annual Report at www.proxyvote.com. The Notice of Internet Availability of Proxy Materials previously sent to our shareholders contains instructions on how to access those documents and vote over the Internet. You may also access the Company’s filings through the website maintained by the SEC at http://www.sec.gov.

Your vote is important. If you have already voted your shares and do not wish to change your vote, no further action is necessary. If you are a shareholder of record and have already voted your shares and want to change your vote, you may do so by following the instructions provided under the heading “Changing your vote by revoking your proxy” on page 83 of the Proxy Statement.

Additional Information and Where to Find It

On March 9, 2022, the Company filed the Proxy Statement and definitive form of proxy card with the SEC in connection with its solicitation of proxies from the Company’s shareholders relating to the Annual Meeting. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE PROXY CARD AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC, INCLUDING THIS SUPPLEMENT, CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders can obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge www.proxyvote.com or upon written request to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.